UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Community Partners Bancorp
(Exact name of registrant as specified in its charter)

New Jersey	20-3700861
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1250 Highway 35 South, Middletown, New Jersey	07748
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-129638

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the Rule 424(b)(3) prospectus filed by the Registrant (No. 333-129638) with the Securities and Exchange Commission (the “SEC”) on February 10, 2006, which forms a part of the Registration Statement on Form S-4, as amended, filed by the Registrant with the SEC.

Item 2. Exhibits.

Exhibit No.		Description

2	*	Agreement and Plan of Acquisition, dated as of August 16, 2005, among the Registrant, Two River Community Bank and The Town Bank
3.1	***	Amended and Restated Certificate of Incorporation of the Registrant
3.2	***	By-laws of the Registrant
4.1	**	Specimen certificate representing the Registrant’s common stock, no par value per share

*	Incorporated by reference to Amendment No. 3 to the Registrant’s Registration Statement on Form S-4 filed on February 8, 2006.

**	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed on January 6, 2006.

***	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 filed on November 10, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 3, 2006
COMMUNITY PARTNERS BANCORP

By:	/s/ BARRY B. DAVALL
Name: Barry B. Davall
Title: President and Chief Executive Officer